Exhibit 99.5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Starburst II, Inc.

Wilmington, Delaware

We have audited the accompanying consolidated balance sheet of Starburst II, Inc. and subsidiary (the “Company”), an indirect wholly owned subsidiary of SoftBank Corp., as of December 31, 2012, and the related consolidated statements of comprehensive loss, stockholder’s equity, and cash flows for the period from October 5, 2012 (date of incorporation) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiary as of December 31, 2012, and the results of their operations and their cash flows for the period from October 5, 2012 (date of incorporation) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, on October 15, 2012, Sprint Nextel Corporation (“Sprint”), SoftBank Corp., Starburst I, Inc., the Company, and Starburst III, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”).

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 15, 2013

STARBURST II, INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2012

In thousands (except for number of shares and par value)
ASSETS
Current assets:
Cash and cash equivalents	$5,000
Interest receivable	5,856

Total current assets	10,856
Investment	2,929,000
Derivative	175,000

Total assets	$3,114,856

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accrued expenses and other current liabilities	$1,096
Income taxes payable	1,906

Total current liabilities	3,002
Deferred tax liabilities	1,400

Total liabilities	4,402

Commitments and contingencies (Note 6)

Stockholder’s equity:
Class A common stock, $.01 par value, 1,000 shares authorized; none issued and outstanding at December 31, 2012	—
Class B common stock, $.01 par value, 25,000,000 shares authorized; 3,106,000 shares issued and outstanding at December 31, 2012	31
Additional paid-in capital	3,136,619
Accumulated deficit	(26,542)
Accumulated other comprehensive income	346

Total stockholder’s equity	3,110,454

Total liabilities and stockholder’s equity	$3,114,856

The accompanying notes are an integral part of the consolidated financial statements.

STARBURST II, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

PERIOD FROM OCTOBER 5, 2012 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2012

In thousands
Operating expenses	$(32,746)
Other income (expense):
Interest income	10,324
Change in fair value of derivative	(1,000)

Loss before income tax expense	(23,422)
Income tax expense	(3,120)

Net loss	$(26,542)

Other comprehensive income:
Unrealized gain on available-for-sale investment, net of $186 of deferred tax expense	346

Comprehensive loss	$(26,196)

The accompanying notes are an integral part of the consolidated financial statements.

STARBURST II, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

PERIOD FROM OCTOBER 5, 2012 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2012

	In thousands
	Class A common stock		Class B common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total stockholder’s equity
	Shares	Par value	Shares	Par value
Balances at October 5, 2012 (date of incorporation)	—	$—	—	$—	$—	$—	$—	$—
Class B common stock issued	—	—	3,106	31	3,104,969	—	—	3,105,000
Expenses incurred by SOFTBANK CORP for the benefit of the Company	—	—	—	—	31,650	—	—	31,650
Net loss	—	—	—	—	—	(26,542)	—	(26,542)
Other comprehensive income, net of tax	—	—	—	—	—	—	346	346

Balances at December 31, 2012	—	$—	3,106	$31	$3,136,619	$(26,542)	$346	$3,110,454

The accompanying notes are an integral part of the consolidated financial statements.

STARBURST II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

PERIOD FROM OCTOBER 5, 2012 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2012

In thousands
Cash flows from operating activities
Net loss	$(26,542)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses incurred by SOFTBANK CORP for the benefit of the Company	31,650
Deferred income taxes	1,214
Accretion of convertible bond discount	(4,468)
Change in fair value of derivative	1,000
Changes in assets and liabilities:
Interest receivable	(5,856)
Accrued expenses and other current liabilities	1,096
Income taxes payable	1,906

Net cash used in operating activities	—
Cash flows from investing activities

Purchase of investment and derivative	(3,100,000)

Net cash used in investing activities	(3,100,000)

Cash flows from financing activities

Proceeds from issuance of Class B common stock	3,105,000

Net cash provided by financing activities	3,105,000

Net increase in cash and cash equivalents	5,000

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$5,000

The accompanying notes are an integral part of the consolidated financial statements.

STARBURST II, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PERIOD FROM OCTOBER 5, 2012 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2012

1.	ORGANIZATION AND BUSINESS OPERATIONS

Starburst II, Inc. (“Starburst II”) was incorporated in Delaware on October 5, 2012. Starburst II was established by SoftBank Corp (“SoftBank”), a publicly-traded holding company organized and existing under the laws of Japan and headquartered in Tokyo, for purposes of (i) directly owning Starburst III, Inc. (“Merger Sub” and collectively with Starburst II the “Company”) and (ii) acquiring a controlling interest in Sprint Nextel Corporation (“Sprint”) as more fully described below.

Starburst II is a wholly owned subsidiary of Starburst I, Inc. (“HoldCo”). Holdco is a wholly owned subsidiary of SoftBank. Starburst II issued 3,106,000 shares of its Class B common stock to HoldCo for $3.1 billion. Merger Sub is a wholly owned subsidiary of Starburst II. Merger Sub issued 1,000 shares of its common stock to Starburst II for $10. The Company has selected December 31 as its fiscal year end.

On October 15, 2012, Sprint, SoftBank, HoldCo, Starburst II and Merger Sub entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub will merge with and into Sprint, with Sprint surviving the merger as a wholly owned subsidiary of Starburst II (the “Merger”). Upon consummation of the Merger, Starburst II will amend and restate its certificate of incorporation to authorize the issuance of $0.01 par value per share common stock (“Starburst II Common Stock”). The number of shares authorized will be an amount sufficient to effect the merger. At that time, all shares of Starburst II Class B common stock held by HoldCo will automatically convert into Starburst II Common Stock. Starburst II will be renamed Sprint Corporation.

Pursuant to the Merger Agreement and upon the terms and subject to the conditions described therein, each outstanding share of Series 1 common stock, $2.00 par value per share, of Sprint (“Sprint Common Stock”), other than shares of Sprint Common Stock cancelled and retired upon consummation of the Merger (the “Effective Time”), Sprint Common Stock held by Starburst II and Dissenting Shares (as defined in the Merger Agreement), will be converted at the Effective Time into either (i) with respect to shares of Sprint Common Stock for which an election to receive cash has been effectively made, subject to the election and allocation procedures in the Merger Agreement, cash in an amount equal to $7.30 (subject to proration), (ii) with respect to shares of Sprint Common Stock for which an election to receive Starburst II Common Stock has been effectively made, one share of Starburst II Common Stock (subject to proration), or (iii) with respect to shares of Sprint Common Stock for which no election to receive cash or Starburst II Common Stock has been effectively made, either (x) cash in an amount equal to $7.30, (y) one share of Starburst II Common Stock or (z) a combination of cash and a fraction of a share of Starburst II Common Stock (collectively, the “Merger Consideration”). Immediately following the Merger, subject to the terms of the Merger Agreement, it is expected that HoldCo will hold shares of Starburst II Common Stock representing approximately 70% of the fully-diluted equity of Starburst II, and the former stockholders and other former equity holders of Sprint will hold, collectively, shares of Starburst II Common Stock and other equity securities of Starburst II collectively representing approximately 30% of the fully-diluted equity of Starburst II.

At or prior to the Effective Time, SoftBank will cause HoldCo (i) to contribute to Starburst II not less than approximately $17.04 billion, of which $12.14 billion will be paid to Sprint’s stockholders as part of the Merger Consideration and $4.9 billion will remain in the cash balances of Starburst II following the Effective Time and (ii) to enter into a Warrant Agreement with Starburst II (the “Warrant Agreement”). Pursuant to the Warrant Agreement, for a period of five years after the Effective Time, HoldCo will have the right to purchase up to approximately 55 million shares of Starburst II Common Stock for a price of $5.25 per share.

The consummation of the Merger is subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Sprint Common Stock in favor of the adoption of the Merger Agreement. The consummation of the Merger is also subject to the performance of covenants and the satisfaction of certain other conditions, including, among other things, (i) the effectiveness of the registration statement for the shares of Starburst II Common Stock to be issued in the Merger, and the approval of the listing of such shares on the New York Stock Exchange (the “NYSE”), (ii) receipt of certain regulatory approvals, including approvals of the Federal Communications Commission, applicable state public utility commissions, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain applicable non-U.S. competition laws, favorable completion of review by the Committee on Foreign Investments in the United States (“CFIUS”) and the approval by the Defense Security Services of a plan to operate the business of Sprint and its subsidiaries pursuant to a foreign ownership, control or influence (“FOCI”) mitigation plan, and (iii) no material adverse effect with respect to Sprint since the date of the Merger Agreement.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). It includes the accounts of Starburst II and Merger Sub, its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of income and expense during the reporting period. Significant estimates include valuation of the Bond and the related embedded derivative. Actual results could differ materially.

Cash and cash equivalents — The Company considers all demand deposit accounts and highly liquid investments with original maturities of three months or less to be cash equivalents. At times, bank deposits may be in excess of federally insured limits.

Investment and derivative — On October 15, 2012, and in connection with the Merger Agreement, Starburst II entered into a Bond Purchase Agreement (the “Bond Purchase Agreement”) with Sprint pursuant to which Starburst II purchased from Sprint a convertible bond (the “Bond”) in the principal amount of $3.1 billion on October 22, 2012 at par. The Bond is convertible, subject to the provisions of the Bond Purchase Agreement, into an aggregate of 590,476,190 shares of Sprint Common Stock, or approximately 19.6% of the outstanding shares of Sprint Common Stock as of December 31, 2012 (pre-conversion of the Bond), subject to adjustment in accordance with the terms of the Bond Purchase Agreement. If not earlier converted, principal and any accrued but unpaid interest under the Bond will be due and payable on October 15, 2019. The principal balance of the Bond will bear interest at 1.0% per annum, with interest payable semi-annually in arrears on April 15 and October 15, beginning on April 15, 2013.

Immediately prior to the Effective Time, the Bond will convert into shares of Sprint Common Stock in accordance with the terms and conditions of the Bond Purchase Agreement, and the Bond may not otherwise convert prior to the termination of the Merger Agreement without consummation of the Merger. Starburst II may convert the Bond into Sprint Common Stock at any time after the termination of the Merger Agreement without consummation of the Merger. Conversion of the Bond is subject in any case to receipt of any required approvals and, subject to certain exceptions, to receipt of waivers under Sprint’s existing credit facilities.

The Bond is a hybrid instrument consisting of an embedded derivative and the host contract. The economic characteristics and risks of the embedded derivative are not clearly and closely related to the economic characteristics and risks of the host contract. No fair value election was made with respect to the hybrid instrument in its entirety. Rather, the embedded derivative has been bifurcated and reported at fair value with changes in fair value recognized in earnings (loss) in accordance with FASB Accounting Standards Codification Topic 815 (“ASC 815”), Derivatives and Hedging.

The host contract represents an available-for-sale investment and is carried at its estimated fair value. Unrealized gains and losses related to the host contract are recorded within accumulated other comprehensive income (loss). Upon realization, gains and losses are measured and reclassified from accumulated other comprehensive income (loss) to earnings (loss).

Realized losses related to the host contract are recognized when the decline in the fair value of the investment is below the cost basis and deemed to be other-than-temporary. If it is determined that a decline in fair value is other-than-temporary, a realized loss equal to the decline is reflected as a charge to earnings (loss), and a new cost basis in the investment is established.

Fair Value of Financial Instruments — FASB Accounting Standards Codification Topic 820 (“ASC 820”), Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and requires enhanced disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Cash, cash equivalents, interest receivable, accrued expenses and other current liabilities are reflected in the consolidated financial statements at book value, which approximates fair value because of the short-term nature of these instruments.

The fair value of financial assets and liabilities are determined based on the fair value hierarchy prescribed by ASC 820, which prioritizes the inputs to valuation techniques used to measure fair value for assets and liabilities into three levels:

Level I — Quoted prices in active markets for identical assets or liabilities

Level II — Observable market based inputs or unobservable inputs that are corroborated by market data

Level III — Unobservable inputs that are not corroborated by market data including management’s estimate of assumptions that market participants would use in pricing the financial asset or liability

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Assessing the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

Concentration of Credit Risk — The Company is potentially subject to concentrations of credit risk from its financial instruments consisting of cash, cash equivalents and the Bond.

3.	FAIR VALUE MEASUREMENT

The carrying value and estimated fair value of our cash equivalents, which consist of short-term money market funds, are classified as Level 1 within the fair value hierarchy. There were no transfers between Level 1 and Level 2 during the period from October 5, 2012 (date of incorporation) through December 31, 2012.

Management is responsible for determining appropriate valuation policies and procedures for fair value measurements within Level 3. Fair value calculations are generally prepared by third-party valuation experts who rely on assumptions and estimates provided by management, such as the development and determination of relevant unobservable inputs. Through regular interaction with the third-party valuation experts, management determines the valuation techniques used and inputs and outputs of the valuation models reflect the requirements of ASC 820. Changes in fair value measurements categorized within Level 3 are analyzed each calendar quarter based on changes in estimates or assumptions and recorded as appropriate.

The estimated fair values of the host contract and embedded derivative are calculated by third-party valuation experts and determined under the income approach using relevant model-driven valuation techniques including discounted cash flow and binomial lattice models. This approach requires the use of significant inputs from observable market data as well as unobservable inputs supported by little or no market data, including various assumptions that management believes market participants would use in pricing the Bond. The significant observable and unobservable inputs used to value the host contract and the embedded derivative include Sprint’s stock price, volatility, credit spread and certain other assumptions specifically related to the Merger. The actual Merger outcome may have a significant impact on both observable and unobservable inputs to the models and the resulting fair values of the host contract and the embedded derivative derived from the models.

The following table summarizes, for assets measured at fair value, the respective fair value and the classification by level of input within the fair value hierarchy (in thousands):

		Fair Value Measurements Using
	Total Carrying Value at December 31, 2012	Quoted Prices in Active Markets for Assets (Level I)	Significant Other Observable Inputs (Level II)	Significant Other Unobservable Inputs (Level III)
Assets:
Cash equivalents	$5,000	$5,000	$—	$—
Investment	2,929,000	—	—	2,929,000
Derivative	175,000	—	—	175,000

Total assets measured at fair value	$3,109,000	$5,000	$—	$3,104,000

The following is a reconciliation of Level 3 assets for the period from October 5, 2012 (date of incorporation) through December 31, 2012 (in thousands):

	Balances as of October 5, 2012 (date of incorporation)	Net Purchases	Net Sales	Accretion of Bond Discount Recognized as Interest Income	Change in Value of Derivative	Appreciation Recognized through OCI	Transfers In (Out) of Level 3	Balances as of December 31, 2012
Investment	—	2,924,000	—	4,468	—	532	—	2,929,000
Derivative	—	176,000	—	—	(1,000)	—	—	175,000

Total	$—	$3,100,000	$—	$4,468	$(1,000)	$532	$—	$3,104,000

4.	STOCKHOLDER’S EQUITY

The Company is authorized to issue up to 1,000 shares of Class A common stock and 25,000,000 shares of Class B common stock (collectively the “Common Stock”). The Class A and Class B common stock generally have the same economic and voting rights. Holders of Common Stock are entitled to one vote for each share of Common Stock held. In addition, the holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors.

5.	INCOME TAXES

Income tax expense consists of the following (in thousands):

Current income tax expense — federal	$(1,906)
Deferred income tax expense — federal	(1,214)

Total income tax expense	$(3,120)

A reconciliation of the Company’s effective tax rate to the U.S. federal statutory income tax rate of 35% is as follows (in thousands):

Income tax benefit at the federal statutory rate	$8,198
Effect of:
Valuation allowance	(4,364)
Permanent differences	(7,009)
Other	55

Total income tax expense	$(3,120)

Effective income tax rate	-13.3%

Income tax expense allocated to other items is as follows:
Unrealized gain on available-for-sale investment	$(186)

Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of the Company’s assets and liabilities and their tax bases that will result in future taxable or deductible amounts. For acquisition-related costs incurred prior to the Merger that are not immediately deductible for tax purposes, management of the Company has elected to record deferred tax assets, and a related valuation allowance as appropriate, at the time the expenses are recognized after considering the likelihood the Merger will be consummated and the expected tax structure of the Merger. Upon consummation of the Merger, the deferred tax assets for those acquisition-related costs will be reassessed to determine whether recognition continues to be appropriate.

Deferred income tax assets and liabilities are based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount management believes is more likely than not to be realized.

The Company’s deferred tax assets (liabilities) are as follows (in thousands):

Deferred tax assets:
Acquisition-related costs	$4,364
Convertible bond discount	60,036

Total deferred tax assets	64,400
Less: valuation allowance	4,364

Deferred tax assets, net of valuation allowance	60,036

Deferred tax liabilities:
Derivative	(61,250)
Investment	(186)

Total deferred tax liabilities	(61,436)
Net deferred tax liabilities	$(1,400)

6.	COMMITMENTS AND CONTINGENCIES

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature. The Merger Agreement also contains certain termination rights for both Sprint and Starburst II. Upon termination of the Merger Agreement, under specified circumstances (including in connection with a superior offer), Sprint may be required to pay a termination fee of $600 million to Starburst II. In addition, if the Merger Agreement is terminated because Sprint’s stockholders do not approve and adopt the Merger Agreement, and prior to such termination certain triggering events described in the Merger Agreement have not occurred, then Sprint may be required to reimburse Starburst II for its fees and expenses incurred in connection with the

Merger Agreement up to $75 million. Upon termination of the Merger Agreement, under specified circumstances (including failure of Starburst II to obtain adequate financial resources to effect the Merger), Starburst II may be required to pay a reverse termination fee of $600 million to Sprint.

On December 18, 2012, SoftBank executed certain bridge financing agreements with several large financial institutions. Starburst II has pledged a security interest in and continuing lien on substantially all of its assets as a guarantor to the bridge financing.

7.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 15, 2013, the date the consolidated financial statements were issued.